Exhibit 10.1

FIRST AMENDMENT dated as of February 28, 2007 (this “Amendment”), to the Credit Agreement (the “Credit Agreement”) dated as of August 11, 2005, among SOLAR CAPITAL CORP. (which was merged with and into SunGard (as defined below), the “Company”), the Overseas Borrowers from time to time party thereto (the “Overseas Borrowers” and, together with the Company, the “Borrowers”), SUNGARD HOLDCO LLC, SUNGARD DATA SYSTEMS INC. (“SunGard”), the Lenders from time to time party thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

B. The Borrowers have requested that the Credit Agreement be amended to provide for a new tranche of term loans thereunder (the “New U.S. Term Loans”) in an aggregate principal amount of $4,029,725,000, the proceeds of which will be used to refinance all currently outstanding U.S. Term Loans and to redeem or repurchase $400,000,000 aggregate principal amount of the Company’s floating rate senior unsecured notes due 2013 (the “Floating Rate Notes”). Except as otherwise provided herein, the New U.S. Term Loans will have the same terms as the U.S. Term Loans currently outstanding under the Credit Agreement.

C. The Borrowers have further requested that the Credit Agreement be amended to provide for (i) the refinancing of the U.K. Term Loans currently outstanding under the Credit Agreement with a new tranche of term loans thereunder (the “New U.K. Term Loans”) in an equal aggregate principal amount which, except as otherwise provided herein, will have the same terms as such existing U.K. Term Loans and (ii) the refinancing of the Euro Term Loans currently outstanding under the Credit Agreement with a new tranche of term loans thereunder (the “New Euro Term Loans” and, together with the New U.K. Term Loans and the New U.S. Term Loans, the “New Term Loans”) in an equal aggregate principal amount which, except as otherwise provided herein, will have the same terms as such existing Euro Term Loans.

D. Each existing Term Lender (collectively, the “Existing Term Lenders”) that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and agrees to convert its outstanding Term Loans into New Term Loans (collectively, the “Converting Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment, (ii) to have agreed to have converted its existing U.S. Term Loans, U.K. Term Loans and/or Euro Term Loans (the “Existing U.S. Term Loans”, “Existing U.K. Term Loans” and “Existing Euro Term Loans”, as the case may be, and collectively, the “Existing Term Loans”) outstanding on the Amendment Effective Date (as defined below) into New U.S. Term Loans, New U.K. Term Loans and/or New Euro Term Loans, as the case may be, in a principal amount equal to the aggregate principal amount of such Existing Term Loans of each such Class so converted, and (iii) upon the Amendment Effective Date, to have converted such amount of its Existing Term Loans of each such Class as is determined by JPMorgan Securities Inc. (“JPMorgan”) and notified to such

Converting Term Lender into New Term Loans of the corresponding Class in an equal principal amount.

E. Each Person (other than a Converting Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees to make New Term Loans of any Class (collectively, the “Additional Term Lenders”), including any Existing Term Lender that notifies JPMorgan that it does not desire to be a Converting Term Lender but is willing to undertake a commitment to make New Term Loans of any Class, will be deemed to have (i) agreed to the terms of this Amendment and (ii) committed to make and fund New Term Loans of such Class to the applicable Borrower on the Amendment Effective Date (the “Additional U.S. Term Loans”, and collectively with the additional U.K. Term Loans and additional Euro Term Loans, the “Additional Term Loans”), in such amount (not in excess of any such commitment) as is determined by JPMorgan and notified to such Additional Term Lender. The proceeds of the Additional Term Loans of each such Class will be used by the applicable Borrower to repay in full the outstanding principal amount of the Existing Term Loans of the corresponding Class that are not converted into New Term Loans by Converting Lenders and, in the case of the Additional U.S. Term Loans in an amount in excess of the Existing U.S. Term Loans, to redeem or repurchase, as promptly as reasonably practicable following the Amendment Effective Date, all of the Floating Rate Notes and, pending such redemption or repurchase, for general corporate purposes (including investments in Cash Equivalents and repayment of outstanding Revolving Credit Loans).

F. Each Lender other than a New Term Lender (as defined below), including any Revolving Credit Lender that executes and delivers a Lender Addendum solely in its capacity as a Revolving Credit Lender or any Existing Term Lender that executes and delivers a Lender Addendum solely in its capacity as an Existing Term Lender and not as a New Term Lender, will be deemed to have agreed to the terms of this Amendment but will not be deemed thereby to have agreed to convert its Existing Term Loans into New Term Loans or to have made any commitment to make and fund New Term Loans.

G. The Borrowers have further requested that the Credit Agreement be amended to, among other things, increase the general Indebtedness basket from $500,000,000 to $750,000,000, permit an additional $250,000,000 of Indebtedness to be outstanding under the Receivables Facility without requiring a mandatory prepayment of the New Term Loans, increase and reset the general baskets for Investments in, and Permitted Acquisitions of, Restricted Subsidiaries that are not Loan Parties, affect certain changes to the public accountant’s fiscal year-end certification requirement and modify the Applicable Rate and Maturity Date in respect of the New Term Loans.

H. The Converting Term Lenders and the Additional Term Lenders (collectively, the “New Term Lenders”) are severally willing to convert their Existing Term Loans into New Term Loans and/or to make and fund New Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment.

I. The Required Lenders, the Administrative Agent and the Collateral Agent are willing, on the terms and subject to the conditions set forth herein, to effect such amendments to the Credit Agreement.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date, as follows:

(a) Section 1.01 of the Credit Agreement is hereby revised by:

(i) inserting the following definitions in the appropriate alphabetical order therein:

“‘First Amendment’ means the First Amendment dated as of February 28, 2007, to this Agreement.”.

“‘First Amendment Effective Date’ means the date on which the First Amendment became effective in accordance with Section 4 thereof.”.

(ii) revising the following definitions contained therein as follows:

(A) “Applicable Rate” is revised by replacing paragraph (a) thereof with the following:

“(a) with respect to Term Loans, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the First Amendment Effective Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 2.00% and (B) for Base Rate Loans, 1.00%, and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurocurrency Rate	Base Rate
1	<5.25:1	1.75%	0.75%
2	≥5.25:1	2.00%	1.00%

“.

(B) “Maturity Date” is revised by replacing clause (b) therein with the following:

“(b) with respect to the Term Loans, February 28, 2014; provided, however, that such date will automatically become May 15, 2013 if all the Senior Notes are not extended, renewed or refinanced with a Permitted Refinancing on or prior to May 15, 2013, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after February 28, 2014.”.

(C) “Net Cash Proceeds” is revised by replacing the reference to “$500,000,000” in paragraph (c) thereof with a reference to “$750,000,000”.

(iii) revising the following definitions contained therein to read in their entirety as follows:

“‘Euro Term Commitment’ means, as to each Euro Term Lender, its obligation to make, or convert an existing Term Loan into, a Euro Term Loan hereunder pursuant to Section 3 of the First Amendment on the First Amendment Effective Date. The amount of each Euro Term Lender’s Euro Term Commitment is set forth on Schedule 2.01 under the caption “Euro Term Commitment”. The aggregate amount of the Euro Term Commitments on the First Amendment Effective Date is €132,284,714.29.”.

“‘Lender’ means each Person listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or pursuant to the First Amendment following the repayment in full of its existing Term Loans on the First Amendment Effective Date. Unless the context otherwise requires, the term “Lenders” shall include each L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, together with, in each case, any Affiliate of any such financial institution through which such financial institution elects, by notice to the Administrative Agent and the Company, to make any Loans available to any Overseas Borrower; provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to Section 10.01 of this Agreement, the financial institution making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that failure of any such Affiliate to fund an obligation under this Agreement shall not relieve its affiliated financial institution from funding).”.

“‘Loan’ means the loans made by the Lenders to a Borrower pursuant to Article 2 of this Agreement, including the U.S. Term Loans, the U.K. Term Loans and the Euro Term Loans made pursuant to the First Amendment on the First Amendment Effective Date.”.

“‘Term Loan’ means a U.S. Term Loan, a U.K. Term Loan or a Euro Term Loan made hereunder pursuant to the First Amendment on the First Amendment Effective Date (or, as the context may require, any term loan made hereunder on the Closing Date).”.

“‘U.K. Term Commitment’ means, as to each U.K. Term Lender, its obligation to make, or convert an existing Term Loan into, a U.K. Term Loan hereunder pursuant to Section 3 of the First Amendment on the First Amendment Effective Date. The amount of each U.K. Term Lender’s U.K. Term Commitment is set forth on Schedule 2.01 under the caption “U.K. Term Commitment”. The aggregate amount of the U.K. Term Commitments on the First Amendment Effective Date is £83,117,686.74.”.

“‘U.S. Term Commitment’ means, as to each U.S. Term Lender, its obligation to make, or convert an existing Term Loan into, a U.S. Term Loan hereunder pursuant to Section 3 of the First Amendment on the First Amendment Effective Date. The amount of each U.S. Term Lender’s U.S. Term Commitment is set forth on Schedule 2.01 under the caption “U.S. Term Commitment”. The aggregate amount of the U.S. Term Commitments on the First Amendment Effective Date is $4,029,725,000.”.

(b) Section 2.01 of the Credit Agreement is hereby revised by replacing the first sentence of each of paragraphs (a), (b) and (c) thereof with the following:

“(a) The U.S. Term Borrowings. Subject to the terms and conditions set forth herein and in the First Amendment, each U.S. Term Lender has severally agreed to make to the Company a single loan denominated in Dollars or convert an existing U.S. Term Loan into a new U.S. Term Loan, as the case may be, on the First Amendment Effective Date in an aggregate principal amount equal to such U.S. Term Lender’s U.S. Term Commitment.”.

“(b) The U.K. Term Borrowings. Subject to the terms and conditions set forth herein and in the First Amendment, each U.K. Term Lender has severally agreed to make to the Overseas Term Borrower a single loan denominated in Sterling or to convert an existing U.K. Term Loan into a new U.K. Term Loan, as the case may be, on the First Amendment Effective Date in an aggregate principal amount equal to such U.K. Term Lender’s U.K. Term Commitment.”.

“(c) The Euro Term Borrowings. Subject to the terms and conditions set forth herein and in the First Amendment, each Euro Term Lender has severally agreed to make to the Euro Term Borrower a single loan denominated in Euro or to convert an existing Euro Term Loan into a new Euro Term Loan, as the case may be, on the First Amendment

Effective Date in an aggregate principal amount equal to such Euro Term Lender’s Euro Term Commitment.”.

(c) Section 2.05(a) of the Credit Agreement is hereby revised by replacing the reference to “Closing Date” in clause (iv) thereof with a reference to “First Amendment Effective Date”.

(d) Section 2.07 of the Credit Agreement is hereby revised by replacing each reference to “Closing Date” in each of paragraphs (a), (b) and (c) thereof with a reference to “First Amendment Effective Date”.

(e) Section 6.02 of the Credit Agreement is hereby revised by replacing paragraph (a) thereof with the following:

“(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in the course of (i) making the examination necessary therefor and (ii) performing certain other procedures permitted by professional standards, no knowledge was obtained of any Event of Default under Section 7.11 or, if any Event of Default shall exist, stating the nature of such event.”.

(f) Section 7.02 of the Credit Agreement is hereby revised by:

(i) replacing the proviso in paragraph (c)(iii)(A) thereof with the following:

“; provided that the aggregate amount of such Investments in Foreign Subsidiaries that are not Loan Parties (together with, but without duplication, the aggregate consideration paid after the First Amendment Effective Date in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B)) shall not exceed $750,000,000 (net of any return representing a return of capital in respect of any such Investment) or”.

(ii) replacing paragraph (i)(B) thereof with the following:

“(B) the aggregate amount of consideration paid after the First Amendment Effective Date in respect of acquisitions of Persons that do not become Loan Parties (together with the aggregate amount of all Investments in Foreign Subsidiaries that are not Loan Parties pursuant to Section 7.02(c)(iii)(A)) shall not exceed $750,000,000 (net of any return representing a return of capital in respect of any such Investment);”.

(g) Section 7.03(n) of the Credit Agreement is hereby revised by replacing the reference to “$500,000,000” therein with a reference to “$750,000,000”.

(h) Section 7.10 of the Credit Agreement is hereby revised to read in its entirety as follows:

“SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, (a) in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement or (b) in the case of any Class of Term Loans made pursuant to the First Amendment on the First Amendment Effective Date, in a manner inconsistent with the uses set forth in the Recitals to the First Amendment.”.

(i) Schedule 2.01 to the Credit Agreement is hereby amended to reflect the information set forth on Schedule A to this Amendment.

(j) Notwithstanding anything to the contrary in the Credit Agreement, the initial Interest Period applicable to each New Term Loan shall commence on the Amendment Effect Date and shall end on the date set forth in the Committed Loan Notice of the Company delivered with respect to such New Term Loan, which such date may be any date that is between one and three months after the Amendment Effective Date and a Business Day. For the avoidance of doubt, if such date selected by the Company results in an Interest Period for such New Term Loan that is not one, two or three months in duration, the Eurocurrency Rate applicable to such Interest Period shall be determined by the Administrative Agent in accordance with paragraph (c) of the definition of Eurocurrency Rate, to the extent the Administrative Agent is not able to determine such rate in accordance with paragraphs (a) and (b) of such definition.

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to each of the Lenders, the Additional Term Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties set forth in Article V of the Credit Agreement are, after giving effect to this Amendment and the making of the New Term Loans, true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

SECTION 3. New Term Loans. (a) Subject to the terms and conditions set forth herein, (i) each Converting Term Lender agrees to convert its Existing U.S. Term Loans,

Existing U.K. Term Loans and/or Existing Euro Term Loans, as the case may be, into New Term Loans of the corresponding Class on the Amendment Effective Date in a principal amount equal to such Existing Term Lender’s New Term Loan Commitment in respect of such Class of New Term Loans and (ii) each Additional Term Lender agrees to make New U.S. Term Loans, New U.K. Term Loans and/or New Euro Term Loans on the Amendment Effective Date to the applicable Borrower of such Class of New Term Loans in a principal amount equal to such New Term Lender’s New Term Loan Commitment in respect of such Class of New Term Loans. For purposes hereof, a Person shall become a party to the Credit Agreement (as amended hereby) and a New Term Lender on the Amendment Effective Date, by executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a Lender Addendum in its capacity as a New Term Lender.

(b) Each Additional Term Lender will make and fund New Term Loans of each Class on the Amendment Effective Date by transferring to the Administrative Agent, in the manner contemplated by Section 2.02(b) of the Credit Agreement, an amount equal to its New Term Loan Commitment in respect of such Class. Any portion of an Existing Term Loan of any Class converted by a Converting Lender into a New Term Loan of the corresponding Class as contemplated hereby, is referred to herein as a “Converted Loan”. The “New Term Loan Commitment” for any Class of New Term Loans (i) of any Converting Term Lender will be such amount of its Existing Term Loans of such Class to be converted into an equal amount of New Term Loans of the corresponding Class, as is determined by JPMorgan and notified to such Converting Term Lender prior to the Amendment Effective Date, and (ii) of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by JPMorgan and notified to it prior to the Amendment Effective Date. Schedule A to this Amendment sets forth, with respect to each Class of New Term Loans, (i) the New Term Loan Commitment of each Converting Lender and (ii) the New Term Loan Commitment of each Additional Term Lender. The commitments of the Additional Term Lenders and the conversion undertakings of the Converting Term Lenders are several and no such Lender will be responsible for any other Lender’s failure to make or acquire by conversion New Term Loans.

(c) The obligation of each New Term Lender to make or acquire by conversion New Term Loans on the Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Administrative Agent shall have received a certificate of a Responsible Officer of the Company, dated the Amendment Effective Date, to such effect.

(ii) The Administrative Agent shall have received a favorable legal opinion of Simpson Thatcher & Bartlett LLP, New York counsel to the Loan Parties, addressed to the Lenders (including the Additional Term Lenders) and dated the Amendment Effective Date, substantially in the form of Exhibit L to the Credit Agreement, modified, however, to address the New Term Loans, this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents (as amended by the Collateral Document Amendments referred to below) and security interests thereunder as the Administrative Agent may reasonably request, which opinions shall be reasonably satisfactory to the Administrative Agent. The Company hereby requests such counsel to deliver such opinions.

(iii) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Amendment and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.

(iv) Each Collateral Document listed on Schedule B hereto shall have been amended (collectively, the “Collateral Document Amendments”) to provide the benefits thereof to the New Term Lenders and extend the security thereunder to the obligations in respect of the New Term Loans on the same basis as such benefits are provided to the Existing Term Lenders, and the Collateral and Guarantee Requirement shall have been satisfied with respect to the New Term Loans. Each Lender (including each Additional Term Lender) that executes and delivers a Lender Addendum hereby authorizes the Administrative Agent and the Collateral Agent, as applicable, to enter into the Collateral Document Amendments on behalf of the Lenders and other Secured Parties.

(v) Each Loan Party that has not executed and delivered this Amendment shall have entered into a reaffirmation agreement, substantially in the form of Exhibit A hereto.

(vi) The aggregate amount of the New U.K. Term Lenders’ U.K. Term Commitments and New Euro Term Lenders’ Euro Term Commitments shall equal the aggregate principal amount of the Existing U.K. Term Loans outstanding on the Amendment Effective Date and the aggregate principal amount of the Existing Euro Term Loans outstanding on the Amendment Effective Date, respectively. The aggregate amount of the U.S. Term Commitments shall equal $4,029,725,000.

(vii) The Administrative Agent shall have received evidence that the Company has made the payments referred to in paragraph (e) of this Section or is making such payments on the Amendment Effective Date with the cash proceeds of the Additional Term Loans and such other funds as may be required.

(viii) The conditions to effectiveness of this Amendment set forth in Section 4 hereof shall have been satisfied.

(d) All Borrowings of New Term Loans made on the Amendment Effective Date will have initial Interest Periods selected by the applicable Borrower in accordance with the provisions of Section 2.02(a) of the Credit Agreement. The Company will make all payments to each Existing Term Lender required under Section 3.05 of the Credit Agreement in respect of the repayment of such Lender’s Existing Term Loans; provided, however, that the Company will not be required to make any payments to Converting Term Lenders under Section 3.05 of the Credit Agreement in respect of the repayment of Converted Loans on the Amendment Effective Date pursuant to their conversion into New Term Loans.

(e) On the Amendment Effective Date, the Borrowers shall apply the cash proceeds of the Additional Term Loans and such other funds as may be necessary to (i) prepay in full all Existing Term Loans other than Converted Loans, (ii) pay all accrued and unpaid interest on all Existing Term Loans, (iii) pay to each Existing Term Lender all amounts payable pursuant to Section 3.05 of the Credit Agreement as a result of the prepayment of such Lender’s Existing Term Loans (other than any portion thereof constituting Converted Loans) on the Amendment Effective Date, (iv) pay all indemnities, cost reimbursements and other Obligations then due and owing to such Existing Term Lenders in their capacities as such under the Credit Agreement to the extent the Company has received an invoice for such Obligations on or prior to the fifth Business Day preceding the Amendment Effective Date and (v) pay the Administrative Agent, JPMorgan, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. any fees or expense reimbursements owed to them by the Company on the Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby. The repayment of the Existing Term Loans contemplated hereby constitutes a voluntary prepayment by the applicable Borrower pursuant to Section 2.05(a) of the Credit Agreement (it being agreed that the Lenders hereby waive the notice requirements of such Section 2.05(a) in connection with such prepayment).

(f) On and after the Amendment Effective Date, each reference in the Credit Agreement to “U.S. Term Loans” shall be deemed a reference to the New U.S. Term Loans contemplated hereby, each reference to “U.K. Term Loans” shall be deemed a reference to the New U.K. Term Loans contemplated hereby and each reference to “Euro Term Loans” shall be a reference to the New Euro Term Loans contemplated hereby, in each case, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments (other than as set forth in paragraph (d) of this Section) shall continue in full force and effect with respect to, and for the benefit of, each Lender that was a Term Lender prior to the Amendment Effective Date in respect of such Lender’s Existing Term Loans.

SECTION 4. Effectiveness. (a) This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which the following conditions have been satisfied:

(i) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (A) the Borrowers, (B) the Required Lenders, (C) each Converting Term Lender, (D) each Additional Term Lender, (E) the Collateral Agent and (F) the Administrative Agent.

(ii) The conditions set forth in Section 3(c) hereof shall have been satisfied and the Company shall have made the payments required to be made pursuant to Section 3(e).

(iii) To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(iv) JPMorgan, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. shall have received payment of all fees and (to the extent invoiced) expense reimbursements owed to them by the Company on the Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby.

(b) The Administrative Agent shall notify the Borrowers and the Lenders (including the Additional Term Lenders) of the Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment shall not become effective, and the obligations of the New Term Lenders to make and fund, or acquire by conversion, New Term Loans as provided for herein, will automatically terminate if each of the conditions set forth or referred to in Sections 3(c) and 4 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on February 28, 2007.

SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein or as amended in any Collateral Document Amendment, this Amendment and the Collateral Document Amendments shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) The changes to the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement effected pursuant to this Amendment shall apply and be effective on and after the Amendment Effective Date. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement (before giving effect to this Amendment) shall apply and be effective for the period ending on, but not including, the Amendment Effective Date.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SUNGARD DATA SYSTEMS INC.,

by	/s/ Michael J. Ruane
Name:	Michael J. Ruane
Title:	Senior Vice President – Finance & Chief Financial Officer

SUNGARD HOLDCO LLC,

by	/s/ Michael J. Ruane
Name:	Michael J. Ruane
Title:	Executive Vice President & Chief Financial Officer

SUNGARD UK HOLDINGS LIMITED,

by	/s/ Michael J. Ruane
Name:	Michael J. Ruane
Title:	Director

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender,

by	/s/ Peter M. Ling
Name:	Peter M. Ling
Title:	Managing Director